Maine Yankee Atomic Power Company
                          BALANCE SHEET
                           (Unaudited)
                      (Dollars in Thousands)
                              ASSETS

                                             Pro Forma
                                            Adjustments    Final
                                              Showing       Pro
                                             Effect of     Forma
                                 9/30/96     STD Issues   9/30/96

ELECTRIC PROPERTY, at
Original Cost                    $409,553  $             $409,553
   Less: Accumulated
         Depreciation and
         Amortization             221,954                 221,954
				  _______    ________	  _______
                                  187,599        0        187,599
   Construction Work in
   Progress                         4,628                   4,628
				  _______    ________	  _______
      Net Electric Property       192,227        0        192,227
				  _______    ________	  _______

NUCLEAR FUEL, at Original
Cost
   Nuclear Fuel in Reactor         78,037                  78,037
   Nuclear Fuel - Spent           391,803                 391,803
   Nuclear Fuel - Stock             8,657                   8,657
				  _______    ________	  _______
                                  478,497        0        478,497
   Less: Accumulated
         Amortization             450,500                 450,500
				  _______    ________	  _______
                                   27,997        0         27,997
   Nuclear Fuel in Process          3,422                   3,422
				  _______    ________	  _______
      Net Nuclear Fuel             31,419        0         31,419
				  _______    ________	  _______

      Net Electric Property
      and Nuclear Fuel            223,646        0        223,646
				  _______    ________	  _______

CURRENT ASSETS
   Cash and Cash Equivalents        8,482                   8,482
   Restricted Cash                     12                      12
   Accounts Receivable             15,441                  15,441
   Materials and Supplies, at
     Average Cost                  10,911                  10,911
   Prepayments                      1,288                   1,288
				  _______    ________	  _______
      Total Current Assets         36,134        0         36,134
				  _______    ________	  _______

DEFERRED CHARGES AND OTHER
ASSETS
   Trust Funds
      Fuel Disposal               108,777                 108,777
      Plant Decommissioning       153,692                 153,692
   Regulatory Assets
      Accumulated Deferred
      Income
        Tax Assets                 32,991                  32,991
      DOE Decontamination and
        Decommissioning Fee        18,309                  18,309
      Other                         6,342                   6,342
   Other Deferred Charges and
   Other
     Assets                           197                     197
				  _______    ________	  _______

      Total Deferred Charges
      and
        Other Assets              320,308        0        320,308
				  _______    ________	  _______

                                 $580,088  $     0       $580,088
				  _______    ________	  _______




                Maine Yankee Atomic Power Company
                          BALANCE SHEET
                           (Unaudited)
                      (Dollars in Thousands)
             STOCKHOLDERS' INVESTMENT AND LIABILITIES

                                              Pro Forma
                                             Adjustments    Final
                                               Showing       Pro
                                              Effect of     Forma
                                  9/30/96    STD Issues    9/30/96

CAPITALIZATION
   Common Stock Investment      $  71,186    $            $ 71,186
   Redeemable Preferred Stock      18,000                   18,000
   Long-Term Debt                  88,332                   88,332
				  _______     ________	   _______
      Total Capitalization        177,518         0        177,518
				  _______     ________	   _______

LONG-TERM FUEL DISPOSAL
LIABILITY                         118,715         0        118,715
				  _______     ________	   _______
NUCLEAR FUEL FINANCING NOTES        5,000         0          5,000
				  _______     ________	   _______

CURRENT LIABILITIES
   Notes Payable to Banks             -                        -
   Current Sinking Fund
   Requirements                     7,267                    7,267
   Accounts Payable                12,067                   12,067
   Fuel Disposal Cost Payable         814                      814
   Dividends Payable                1,867                    1,867
   Accrued Interest and Taxes      11,260                   11,260
   Other Current Liabilities        2,217                    2,217
				  _______     ________	   _______
      Total Current Liabilities    35,492         0         35,492
				  _______     ________	   _______

COMMITMENTS AND CONTINGENCIES

RESERVES AND DEFERRED CREDITS
   Plant Decommissioning
   Reserve                        155,092                  155,092
   Deferred Credits
      Accumulated Deferred
      Income
        Tax Liabilities            53,074                   53,074
      DOE Decontamination and
        Decommissioning Fee        16,520                   16,520
      Regulatory Liability -
        Income Taxes                9,857                    9,857
      Unamortized Investment
      Tax
        Credits                     6,496                    6,496
      Unamortized Gains on
        Reacquired Debt             2,324                    2,324
				  _______     ________	   _______

         Total Reserves and
           Deferred Credits       243,363         0        243,363
				  _______     ________	   _______
                                 $580,088    $    0       $580,088
				  _______     ________	   _______



                Maine Yankee Atomic Power Company
                   STATEMENT OF CAPITALIZATION
                           (Unaudited)
                      (Dollars in Thousands)

                                                         September 30,
                                                              1996
 COMMON STOCK INVESTMENT
    Common Stock, $100 Par Value, 500,000 Shares
      Authorized and Outstanding                           $ 50,000
    Other Paid-in Capital                                    16,580
    Capital Stock Expense                                      (369)
    Gain on Cancellation of Preferred Stock                   1,125
    Premiums on Preferred Stock                                  53
    Retained Earnings                                         3,797
							    _______
                                                             71,186
							    _______

 REDEEMABLE PREFERRED STOCK
    7.48% SERIES, $100 Par Value
      Authorized 60,000 Shares
      Outstanding 36,000                                      3,600
    8.00% Series, $100 Par Value
      Authorized 200,000 Shares
      Outstanding 150,000                                    15,000

    Less:  Current Sinking Fund Requirements                    600
							    _______
                                                             18,000
							    _______

 LONG-TERM DEBT
    First Mortgage Bonds
       Series D - 8.79% due May 1, 2002                      35,000
       Series E - 8.13% due May 1, 2008                      40,000
       Series F - 6.89% due May 1, 2008                      19,999

    Less:  Current Sinking Fund Requirements                  6,667
							    _______
                                                             88,332
							    _______
       Total Capitalization                                $177,518
							    _______